Exhibit 4.8

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED U.S.

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED U.S. INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (this “Agreement”), is entered into as of June 15, 2010 by and among (i) DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) for the Term B Dollar Lenders, Original Dollar Revolving Lenders, Extended Dollar Revolving Lenders, New Domestic Lenders from time to time party to the Credit Agreement (as defined below) and any other Term Lenders that from time to time advance Term Loans to Crown Holdings (as defined below) or any U.S. Subsidiary of Crown Holdings, (ii) DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. administrative agent (in such capacity, together with its successors and assigns, “U.K. Agent” and together with the Administrative Agent, the “Bank Agents”) for the Original Euro Revolving Lenders and Multicurrency Revolving Lenders, the Term B Euro Lenders and the New-Non Domestic Lenders from time to time party to the Credit Agreement and any other Lenders that from time to time advance Additional Term Loans to any Non-U.S. Subsidiary of Crown Holdings, (iii) THE BANK OF NOVA SCOTIA, as Canadian administrative agent (in such capacity, together with its successors and assigns, “Canadian Administrative Agent”), for the Canadian Revolving Lenders from time to time party to the Credit Agreement (iv) DEUTSCHE BANK AG NEW YORK BRANCH, as U.S. Collateral Agent, (v) CROWN HOLDINGS, INC. (“Crown Holdings”), (vi) CROWN AMERICAS LLC (“Crown Usco”), (vii) CROWN CORK & SEAL COMPANY, INC. (“CCSC”), (viii) CROWN INTERNATIONAL HOLDINGS, INC. (“Crown International”), and (ix) the U.S. subsidiaries of Crown Usco signatory hereto. Capitalized terms used but not otherwise defined in these recitals shall have the meanings ascribed thereto in the Credit Agreement (as amended by the Fourth Amendment (as defined below)).

WHEREAS, Bank Agents, Canadian Administrative Agent, First Priority Notes Trustee, U.S. Collateral Agent, Crown Holdings, CCSC, Crown International, Crown Usco and certain subsidiaries of Crown Usco are party to that certain Second Amended and Restated U.S. Intercreditor and Collateral Agency Agreement, dated as of November 18, 2005 (as amended, restated or otherwise modified, the “Intercreditor Agreement”);

WHEREAS, reference is made to the Credit Agreement dated as of November 18, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Crown Usco, CROWN EUROPEAN HOLDINGS SA, a corporation organized under the laws of France, CROWN METAL PACKAGING CANADA LP, a limited partnership formed under the laws of the Province of Ontario, Canada, each of the subsidiary borrowers referred to therein, Crown Holdings, Crown International and CCSC, as Parent Guarantors, the financial institutions from time to time party thereto, Administrative Agent, U.K. Agent and Canadian Administrative Agent.

WHEREAS, pursuant to the terms of the Fourth Amendment to Credit Agreement dated as of June 15, 2010 (the “Fourth Amendment”), certain of the Revolving Lenders and the Canadian Revolving Lenders have agreed to extend the Revolver Termination Date and the Canadian Revolver Termination Date of each of their Revolving Commitments or Canadian Revolving Commitments, as applicable, and to convert such extended Revolving Commitments from Original Euro Revolving Commitments and/or Original Dollar Revolving Commitments into Multicurrency Revolving Commitments and/or Extended Dollar Revolving Commitments, as applicable, as more specifically described in the Fourth Amendment.

WHEREAS, the parties hereto have agreed to amend the Intercreditor Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Loan Document. This Agreement constitutes a Loan Document and the recitals shall be construed as part of this Agreement.

2.	Definitions. Capitalized terms used herein (other than those terms used in the recitals hereto) but not otherwise defined herein shall have the meanings given thereto in the Intercreditor Agreement.

3.	Amendments.

a.	Clauses (i) and (ii) of the introductory paragraph of the Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

(i) DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) for the Term B Dollar Lenders, Original Dollar Revolving Lenders, Extended Dollar Revolving Lenders and New Domestic Lenders from time to time party to the Credit Agreement (as defined below) and any other Term Lenders that from time to time advance Term Loans to Crown Holdings (as defined below) or any U.S. Subsidiary of Crown Holdings, (ii) DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. administrative agent (in such capacity, together with its successors and assigns, “U.K. Agent” and together with the Administrative Agent, the “Bank Agents”) for the Original Euro Revolving Lenders and Multicurrency Revolving Lenders, the Term B Euro Lenders and the New-Non Domestic Lenders from time to time party to the Credit Agreement and any other Lenders that from time to time advance Additional Term Loans to any Non-U.S. Subsidiary of Crown Holdings,”

4. Reaffirmation. Each party hereto acknowledges and reaffirms that, notwithstanding the Fourth Amendment or any other matter, the Intercreditor Agreement, as amended hereby, is and shall remain in full force and effect, and each party hereby reaffirms its obligations thereunder.

5. References. Each reference in the Intercreditor Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import and each reference in the Financing Documents, as well all other agreements, documents and instruments delivered in connection therewith shall mean and be a reference to the Intercreditor Agreement as amended hereby.

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6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

7. Communications. All communications and notices hereunder shall be in writing and given as provided in Section 9(a) of the Intercreditor Agreement.

8. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

9. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

10. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Agreement to produce more than one (1) such counterpart. Delivery of an executed signature page to this Agreement by telecopy shall be deemed to constitute delivery of an originally executed signature page hereto.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DEUTSCHE BANK AG NEW YORK BRANCH, as U.S. Collateral Agent, as directed by Bank Agents below

By:	/s/ Enrique Landaeta
Enrique Landaeta
	Title:	Vice President

By:	/s/ Erin Morrissey
Erin Morrissey
	Title:	Vice President

Agreed and accepted:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, U.K. Administrative Agent and Bank Agents

By:	/s/ Enrique Landaeta
Enrique Landaeta
	Title:	Vice President

By:	/s/ Erin Morrissey
Erin Morrissey
	Title:	Vice President

:

Signature Page to First Amendment to Second Amended and Restated U.S. Intercreditor and Collateral Agency Agreement

THE BANK OF NOVA SCOTIA, as Canadian Administrative Agent

By:	/s/ Robert Boomhour
Robert Boomhour
Title:	Director

Signature Page to First Amendment to Second Amended and Restated U.S. Intercreditor and Collateral Agency Agreement

CROWN HOLDINGS, INC.

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

CROWN INTERNATIONAL HOLDINGS, INC.

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

CROWN AMERICAS LLC

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

CROWN CORK & SEAL COMPANY, INC.

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

Signature Page to First Amendment to Second Amended and Restated U.S. Intercreditor and Collateral Agency Agreement

CENTRAL STATES CAN CO. OF PUERTO RICO, INC.
CROWN BEVERAGE PACKAGING, INC.
CROWN CONSULTANTS, INC.
CROWN CORK & SEAL COMPANY (DE), LLC
CROWN CORK & SEAL USA, INC.
CROWN PACKAGING TECHNOLOGY, INC.
CROWN BEVERAGE PACKAGING PUERTO RICO, INC.
CROWN FINANCIAL CORPORATION
CROWN FINANCIAL MANAGEMENT, INC.
FOREIGN MANUFACTURERS FINANCE CORPORATION
NWR, INC.
CR USA, INC.
CROWN AMERICAS CAPITAL CORP.
CROWN AMERICAS CAPITAL CORP. II

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Authorized Officer

Signature Page to First Amendment to Second Amended and Restated U.S. Intercreditor and Collateral Agency Agreement